Exhibit 10.1.1

FIRST AMENDMENT

FIRST AMENDMENT, dated as of February 18, 2005 (this “Amendment”), to the Credit Agreement, dated as of June 11, 2004 (as amended from time to time, the “Credit Agreement”), among Paperweight Development Corp., a Wisconsin corporation (“Holdings”), Appleton Papers Inc., a Delaware corporation (the “Borrower”), Rose Holdings Limited, a company organized under the laws of the United Kingdom (the “UK Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), Bear, Stearns & Co. Inc., as a joint lead arranger and joint bookrunner, UBS Securities LLC, a joint lead arranger, joint bookrunner and as syndication agent, Associated Bank, National Association, LaSalle Bank National Association and US Bank, National Association, each as documentation agent, and Bear Stearns Corporate Lending Inc., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

WHEREAS, Holdings and the Borrower have requested certain amendments to the Credit Agreement as more fully set forth herein; and

WHEREAS, the Lenders are willing to agree to such amendments but only on the terms and conditions contained in this Amendment.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

SECTION 2. Waiver. The undersigned Lenders hereby waive any Default or Event of Default arising out of or related to the failure of the Borrower to make timely payment of commitment fees payable pursuant to Section 3.5(a) and Letter of Credit fees payable pursuant to Section 3.9(a), in each case on the last day of December 2004 (including, without limitation, any Default or Event of Default arising under Section 9(c) of the Credit Agreement by reason of the Borrower’s failure to provide notice of any such Default or Event of Default pursuant to Section 7.7(a) of the Credit Agreement).

SECTION 3. Amendments to Section 1.1 (Definitions). (a) The following definitions contained in Section 1.1 of the Credit Agreement are hereby amended in their respective entireties to read as follows:

“Bilateral Commitment”: with respect to the Bilateral Lender (and, if applicable, the Revolving Lender that has designated its Affiliate as the Bilateral Lender pursuant to Section 3.19), the maximum amount that the Bilateral Lender has agreed to make available from time to time during the Revolving Commitment Period under the Bilateral Facility; provided that at no time shall (a) the sum of (i) such Bilateral Commitment and (ii) the Available Revolving Commitment of the Bilateral Lender (or, if applicable, the Revolving Lender that has designated its Affiliate the Bilateral Lender) exceed (b) the Revolving Commitment of the Bilateral Lender (or, if applicable, such Revolving Lender).

“Bilateral Facility”: any facility or financial accommodation (including any revolving, overdraft, foreign exchange, guarantee, letter of credit, bonding, credit card or automated payments facility) made available to the UK Borrower by a Revolving Lender or an Affiliate of a Revolving Lender pursuant to Section 3.19.

“Bilateral Lender”: with respect to the Bilateral Facility, the Revolving Lender or the Affiliate of a Revolving Lender that has made the Bilateral Facility available pursuant Section 3.19.

“Lenders”: as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender and any Affiliate of a Revolving Lender that is designated the Bilateral Lender.

“UK Borrower”: means Bemrose Booth Limited, a company organized under the laws of the United Kingdom.

(b) Section 1.1 of the Credit Agreement is hereby amended by replacing the reference to “the UK Borrower” in the definitions of Rose Subsidiary and UK Share Charge with a reference to “Rose Holdings Limited”.

SECTION 4. Amendment to Section 3.19 (Bilateral Facility). (a) Section 3.19 of the Credit Agreement is hereby amended by deleting in paragraph (a) thereof in its entirety and substituting in lieu thereof the following new paragraph:

“(a) General. Subject to compliance with the requirements set forth in this Section 3.19, if the UK Borrower and a Revolving Lender agree, such Revolving Lender or its designated Affiliate, in its capacity as the Bilateral Lender, shall be permitted to provide the Bilateral Facility on a bilateral basis to the UK Borrower, provided that the Bilateral Commitment shall not at any time exceed the Bilateral Commitment Limit.

(b) by (i) deleting the word “and” following clause (ii) of paragraph (b) thereof, (b) deleting the period at the end of clause (iii) of paragraph (b) thereof and inserting in lieu thereof a semicolon and the word “and” and (c) inserting the following new clause at the end of paragraph (b) thereof:

“(iv) to the extent applicable, (A) a certificate of the Revolving Lender designating its Affiliate as a Bilateral Lender and (B) an agreement executed and delivered by such Affiliate whereby such Affiliate becomes a party to the Credit Agreement as the Bilateral Lender and agrees to be bound by the Credit Agreement and the other Loan Documents as the Bilateral Lender, in each case, in form and substance satisfactory to the Administrative Agent.”

SECTION 5. Conditions to Effectiveness. This Amendment shall become effective upon the date (the “Amendment Effective Date”) on which the Administrative Agent shall have received:

(a) this Amendment, executed and delivered by a duly authorized officer of each of Holdings, the Borrower, Rose Holdings Limited and the Required Lenders;

(b) a Joinder Agreement, substantially in the form of Exhibit K to the Credit Agreement, executed and delivered by Bemrose Booth Limited, the Borrower and the Administrative Agent;

(c) legal opinions from special New York and UK counsel to Bemrose Booth Limited, in form and substance satisfactory to the Administrative Agent;

(d) a Reaffirmation Agreement, substantially in the form of Exhibit A hereto, duly executed and delivered by each Domestic Subsidiary that is a Loan Party;

(e) a Deed of Confirmation, substantially in the form of Exhibit B hereto, duly executed and delivered by the Borrower and each Loan Party organized under the laws of the United Kingdom; and

(f) satisfactory evidence that all fees and other amounts due and payable to the Administrative Agent on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

SECTION 6. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that as of the Amendment Effective Date, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing and the representations and warranties made by the Borrower in or pursuant to the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the Amendment Effective Date as if made on such date (except to the extent that any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date).

SECTION 7. Continuing Effect of the Credit Agreement. This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect in accordance with its terms. This Amendment shall constitute a Loan Document.

SECTION 8. Subsidiary Borrower Removal. Pursuant clause (ii) of the final paragraph of Section 11.1 of the Credit Agreement, the Borrower hereby notifies the Administrative Agent that Rose Holdings Limited shall be cease to be a Subsidiary Borrower for all purposes of the Credit Agreement as of the Amendment Effective Date. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that as of the Amendment Effective Date no Loans or other amounts are owing by Rose Holdings Limited under the Credit Agreement or any other Loan Document.

SECTION 9. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 10. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

APPLETON PAPERS INC.

By:	/s/ Dane E. Allen
Name:	Dane E. Allen
Title:	Assistant Secretary

PAPERWEIGHT DEVELOPMENT CORP.

By:	/s/ Dane E. Allen
Name:	Dane E. Allen
Title:	Assistant Secretary

ROSE HOLDINGS LIMITED

By:	/s/ Paul J. Karch
Name:	Paul J. Karch
Title:	Director

BEAR STEARNS CORPORATE LENDING, INC.

By:	/s/ Victor F. Bulzacchelli
Name:	Victor F. Bulzacchelli
Title:	Vice President